Exhibit 21.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

Subsidiaries	Place of Incorporation
Dragon Jade Holdings Limited	BVI
Stargaze Wealth Limited	BVI
Peng Oi Investment (Hong Kong) Holdings Limited	Hong Kong
Newa Medical Aesthetics Limited	Hong Kong
Shengli Aesthetic Technology Investment (Hong Kong) Company Limited	Hong Kong
Aesthetic Medical International Holdings (Singapore) Pte. Ltd.	Singapore
Mendis Singapore Pte. Ltd.	Singapore
Chongqing Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Changsha Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Chengdu Pengai Yueji Aesthetic Medical Clinic Co., Ltd.	PRC
Guangzhou Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Hangzhou Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Haikou Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Huizhou Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Jinan Pengai Cosmetic Surgery Hospital Co., Ltd.	PRC
Nanchang Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Ninghai Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Peng Yida Business Consulting (Shenzhen) Co., Ltd.	PRC
Shenzhen Pengai Hospital Investment Management Co., Ltd.	PRC
Shenzhen Pengai Aesthetic Medical Hospital	PRC
Shenzhen Pengcheng Hospital	PRC
Shenzhen City Pengai Beauty Promise Cosmetic Co., Ltd.	PRC
Shenzhen Pengai Culture Broadcast Co., Ltd.	PRC
Shanghai Pengai Medical Technology Co., Ltd.	PRC
Shanghai Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Shenzhen Pengai Xiuqi Aesthetic Medical Hospital	PRC
Shenzhen Pengai Yueji Aesthetic Medical Hospital	PRC
Shenzhen Yueji Aesthetic Clinic Co., Ltd.	PRC
Shenzhen Pengai Yuexin Aesthetic Medical Hospital	PRC
Yantai Pengai Jiayan Cosmetic Surgery Hospital Co., Ltd.	PRC
Yinchuan Pengai Yueji Aesthetic Medical Clinic Co., Ltd.	PRC
Aih Investment Management Corp.	U.S.A.